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                                                                     Exhibit 4.2

                      JONES INTERNATIONAL NETWORKS, LTD.

                             STOCK PURCHASE WARRANT


THE WARRANTS EVIDENCED HEREBY AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER SUCH ACT, OR THE RULES OR REGULATIONS PROMULGATED THEREUNDER, AND ANY APPLICABLE STATE SECURITIES LAWS

WARRANT TO PURCHASE 14,000 SHARES OF CLASS A COMMON STOCK $.01 PAR VALUE AS DESCRIBED HEREIN


Issue Date:  ____________ ___, 19__ (the "ISSUE DATE").
Expiration Date: * _____________ ___, 2002 (the "EXPIRATION DATE").
      * 5 years from Issue Date

          This certifies that, for value received, M. Kane & Company, Inc. or its permitted successors and assigns which have agreed in writing to be bound by the provisions of this Stock Purchase Warrant ("Holder") is entitled to purchase from Jones International Networks, Ltd., a Colorado corporation (the "Company"), up to and including 14,000 fully paid and nonassessable shares (the "Warrant Shares") of the Class A Common Stock, $.01 par value per share, of the Company (the "Class A Common Stock") on the terms set forth herein at an exercise price of $**_________ per share (the "Purchase Price"). The Warrant Shares and the Purchase Price may be adjusted from time to time as described in this Warrant (hereafter, the "Stock Purchase Warrant" or the "Warrant").

          ** 120% of the public offering price.

1.        EXERCISE.
          --------

          1.1     TIME FOR EXERCISE.  Commencing one (1) year from the Issue
                  -----------------
Date (the "Onset Date"), until the Expiration Date (the "Exercise Period"), this Warrant may be exercised in whole or in part at any time and from time to time.

          1.2     MANNER OF EXERCISE.  This Warrant shall be exercised by
                  ------------------
delivering it to the Company with the exercise form duly completed and signed, specifying (i) the number of shares as to which the Warrant is being exercised at that time (the "Exercise Number"), and (ii) whether the exercise is being made by "purchase" or "exchange".

          1.2.1   PURCHASE.  If the Holder elects the purchase option, the
                  ---------
Holder shall

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simultaneously deliver to the Company cash or a certified check in an amount equal to the Exercise Number multiplied by the Purchase Price, and the Holder shall be entitled to receive the full Exercise Number of shares of Class A Common Stock.

          1.2.2 EXCHANGE.  If the Holder elects the exchange option, the
                ---------
Holder shall be entitled (without cash payment) to receive that number of shares of Common Stock having an aggregate Market Value on the date of exercise equal to the difference between the Market Value of the Exercise Number of shares and the aggregate Purchase Price thereof. "Market Value" for any security on any given date means (i) the average closing price for the prior ten trading days for such security on the principal stock exchange on which such security is traded or (ii) if not so traded, the closing (or, if no closing price is available, the average of the bid and asked prices) for such period on NASDAQ if such security is listed on the NASDAQ or (iii) if not listed on any exchange or quoted on the NASDAQ, such value determined without regard to the minority shareholder position of the Holders as may be determined pursuant to Section
4.4.  The Holder shall be entitled to two (2) exchanges pursuant to this Section
1.2.2 and the second exchange must include the entire number of Warrant Shares then subject to this Warrant.

          1.3 EFFECT OF EXERCISE.  Promptly after any exercise, the Company
              ------------------
shall deliver to the Holder (i) duly executed certificates in the name or names specified in the exercise notice representing the aggregate number of shares issuable upon such exercise, and (ii) if this Warrant is exercised only in part, a new Warrant of like tenor representing the balance of the Warrant Shares (after subtracting the Exercise Number of shares). Such certificates shall be deemed to have been issued, and the person receiving them shall be deemed to be a holder of record of such shares, as of the close of business on the date the actions required in Section 1.2 shall have been completed or, if on that date the stock transfer books of the Company are closed, as of the next business day on which the stock transfer books of the Company are open.

2.        TRANSFER OF WARRANTS AND STOCK.
          ------------------------------

          2.1 TRANSFER RESTRICTIONS.  This Warrant is not transferable for a
              ---------------------
period of one (1) year from the Issue Date, except to officers and partners of
M. Kane and Company, Inc. In addition, neither this Warrant nor the securities issuable upon its exercise may be sold, transferred or pledged unless the Company shall have been supplied with reasonably satisfactory evidence (which may include an opinion of counsel) that such transfer is not in violation of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws. The Company may place a legend to that effect on this Warrant any replacement Warrant and any certificate or certificates representing Warrant Shares.

          2.2 MANNER OF TRANSFER.  Subject to compliance with Section 2.1
              ------------------
above, upon delivery of this Warrant to the Company with the assignment form duly completed and signed, the Company will promptly execute and deliver to the Holder, Warrants of like tenor evidencing the rights (i) of the transferee(s) to purchase the number of Warrant

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Shares specified for each in the assignment forms, and (ii) of the Holder to purchase any untransferred portion, which in the aggregate shall equal the number of Warrant Shares of the original Warrant. The Company may decline to proceed with any partial transfer if any new Warrant would represent the right to purchase fewer than 500 shares of Common Stock (such number to be adjusted as provided in Section 4).

      2.3 LOSS, DESTRUCTION OF WARRANT CERTIFICATES.  Upon receipt of
          -----------------------------------------
(i) evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and (ii) except in the case of mutilation, an indemnity or security reasonably satisfactory to the Company, the Company will promptly execute and deliver a replacement Warrant of like tenor representing the right to purchase the same number of Warrant Shares.

3.    COST OF ISSUANCES.  The Company shall pay all expenses, transfer
      -----------------
taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates or replacement Warrants, except for any transfer tax or other charge imposed as a result of (a) any issuance of certificates in any name other than the name of the Holder or its partners or officers (b) any transfer of the Warrant other than to partners or officers of the Holder. The Company shall not be required to issue or deliver any stock certificate or Warrant until it receives reasonably satisfactory evidence that any such tax or other charge has been paid by the Holder.

4.    ANTI-DILUTION PROVISIONS
      ------------------------

      If any of the following events occur at any time hereafter during the life of this Warrant, then the Purchase Price and the Warrant Shares immediately prior to such event shall be changed as described in order to prevent dilution:

      4.1   STOCK SPLITS AND REVERSE SPLITS.  If at any time (i) the
            -------------------------------
outstanding shares of Class A Common Stock are subdivided into a greater number of shares, then the Purchase Price will be reduced proportionately and the Warrant Shares will be increased proportionately, conversely, (ii) if the outstanding Class A Common Stock is consolidated into a smaller number of shares, then the Purchase Price will be increased proportionately and the Warrant Shares will be reduced proportionately.

      4.2   DIVIDENDS.  In the event the Company declares a dividend upon
            ---------
the Class A Common Stock payable in its securities, at the time of subsequent exercise of this Warrant, the Company shall deliver both (i) the Shares for which exercise is made plus (ii) such securities paid as dividends as would have been previously distributed to the Holder if such exercise had been made on the date hereof. If the Company shall declare a dividend payable in cash on its Class A Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new Class A Common Stock from the proceeds of such dividend, or for an amount substantially equal to the dividend, the amount of Class A Common Stock so offered shall, for the purpose of this Warrant, be deemed to have been issued as a stock dividend.

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          4.3 EFFECTS OF CERTAIN EVENTS. A. In the event of any (i)
reorganization or reclassification of the Class A Common Stock, or (ii) consolidation or merger of the Company in which the Company is the survivor, whereby the holders of the Class A Common Stock are entitled to receive securities and/or assets as a result of their ownership of Class A Common Stock, then, upon exercise of this Warrant, the Holder will have the right to receive the shares of stock, securities or assets which they would have received if this Warrant had been fully exercised as of the record date for such a transaction.
B. In the event of (i) any consolidation or merger of the Company in which the Company is not to be the survivor, or (ii) the sale of all or substantially all of the assets of the Company, the Company will give the Holder notice of such an event at the same time that notice is given thereof to the holders of the Class A Common Stock. The Holder shall be entitled to exercise this Warrant at any time prior to the record date for determining who shall be entitled to receive any shares, securities or property as a result of any such event. Thereafter, this Warrant shall become void and of no further force or effect. Notwithstanding the foregoing, if, prior to the first anniversary of the Issue Date, there is a merger, consolidation or other reorganization of the Company in which the Company is not the survivor, the Company shall require the successor to assume the obligations of the Company under this agreement.

          4.4 COMPUTATIONS AND ADJUSTMENTS.  Upon each computation of an
              ----------------------------
adjustment under this Section 4, the Purchase Price shall be computed to the nearest cent and the number of Warrant Shares shall be calculated to the next lowest whole share. However, the fractional amount shall be used in calculating any future adjustments. No fractional shares of Class A Common Stock shall be issued in connection with the exercise of this Warrant, but the Company shall, in the case of the final exercise under this Warrant, make a cash payment for any fractional shares based on the closing price on the date of exercise of a share of Class A Common Stock on the NASDAQ or, if not then listed or traded thereon, on the closing price on the principal exchange or system on which the Class A Common Stock is then listed or traded, or, if not then listed or traded on such exchange or system, the mean of the closing bid and asked prices on an automated quotation system, or, if such quotations are not available, such value as may be determined in good faith by the Company's Board of Directors, which determination shall be conclusively binding on the parties except that, at the request of the Significant Holders, the fair price shall be determined by an investment banking firm reasonably acceptable to the Company, whose fees will be paid by the Holders unless the Market Price so determined exceeds 110% of that set by the Board. Notwithstanding any changes in the Purchase Price or the number of Warrant Shares, this Warrant, and any Warrants issued in replacement or upon transfer thereof, may continue to state the initial Purchase Price and the initial number of Warrant Shares. Alternatively, the Company may elect to issue a new Warrant or Warrants of like tenor for the additional shares of Class A Common Stock purchasable hereunder or, upon surrender of the existing Warrant, to issue a replacement Warrant evidencing all the Warrant Shares to which the Holder is entitled after such adjustments.

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5.    COVENANTS.  The Company agrees that:
      ---------

      5.1     RESERVATION OF STOCK.  During the period in which this Warrant
              --------------------
may be exercised, the Company will reserve sufficient authorized but unissued securities (and, if applicable, property) to enable it to satisfy its obligations on exercise of this Warrant. If at any time the Company's authorized securities shall not be sufficient to allow the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued securities to be sufficient for such purpose;

      5.2     NO LIENS, ETC.  All securities that may be issued upon
              -------------
exercise of this Warrant will, upon issuance, be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and shall be listed on any exchanges on which that class of securities is listed;

      5.3     FURNISH INFORMATION.  The Company will promptly deliver to the
              -------------------
Holder upon request copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally; and

      5.4     STOCK AND WARRANT TRANSFER BOOKS.  Except upon dissolution,
              --------------------------------
liquidation or winding up or for ordinary holidays and weekends, the Company will not at any time close its stock or warrant transfer books so as to result in unreasonably preventing or delaying the exercise or transfer of this Warrant.

6.    STATUS OF HOLDER.
      ----------------

      6.1     NOT SHAREHOLDER.  Until the Holder exercises this Warrant in
              ---------------
writing, the Holder shall not be entitled to any rights (i) as a stockholder of the Company with respect to the shares as to which the Warrant is exercisable including, without limitation, the right to vote or receive dividends or other distributions, or (ii) to receive any notice of any proceedings of the Company except as otherwise provided in this Warrant.

      6.2     LIMITATION OF LIABILITY. Until the Holder exercises this
              -----------------------
Warrant in writing, the Holder's rights and privileges hereunder shall not give rise to any liability for the Purchase Price or as a stockholder of the Company, whether to the Company or its creditors.

7.    REGISTRATION RIGHTS.
      -------------------

      7.1     DEFINITION.  The following terms shall have the respective
              ----------
meanings set forth below:

              7.1.1 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

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

          7.1.2 "REGISTRABLE SECURITIES" shall mean those shares of Class A Common Stock acquired upon exercise of the Warrants but excluding any shares which may be resold to the public without registration pursuant to Rule 144 or any other comparable rule under the Securities Act.

          7.1.3 "REGISTRATION PERIOD" shall mean the period of time beginning on the first anniversary of the Issue Date and ending on, and including, the sixth anniversary of such date.

          7.1.4 "REGISTRATION STATEMENT" shall mean any registration statement or comparable document under the Securities Act through which a public sale or disposition of the Class A Common Stock may be registered or exempted from registration (except a form exclusively for the sale or distribution of securities by the Company or to employees of the Company or its subsidiaries or for use exclusively in connection with a business combination).

          7.1.5 "SELLING HOLDER" shall mean, with respect to any Registration Statement, any Holder whose securities are included therein.

          7.1.6 "SELLERS' UNDERWRITER" shall mean, with respect to any Registration statement, the underwriter, if any, designated in writing by the Selling Holders as underwriting the Registrable Securities involved.

          7.1.7 "SIGNIFICANT HOLDERS" shall mean, at any time, Holders together holding more than fifty percent (50%) of the then outstanding Registrable Securities held by the Holders.

      7.2 DEMAND REGISTRATION.
          -------------------

          7.2.1 NOTICE OF DEMAND. The Significant Holders may at any time during
                ----------------
the Registration Period by written notice request that the Company register the Registrable Securities under the Securities Act. The Significant Holders shall be entitled to demand only one (1) Registration Statement, and the Company shall use its best efforts to keep such Registration Statement continuously effective for nine (9) months; provided, however, that the Company may at any time
                     --------  -------
temporarily suspend the effectiveness of the Registration Statement in accordance with the provisions of Section 7.10. During such suspension, the Selling Holders shall discontinue sales or other dispositions of the Warrant Shares pursuant to the Registration Statement. The notice of demand shall set forth (i) the number of shares to be included; (ii) the names of the Selling Holder(s) and the amounts to be sold by each; and (iii) the proposed manner of sale. Within 10 days after receipt of such notice, the Company shall notify all other Holders and offer to them the opportunity to include their Registrable Securities in such registration. Each of the other Holders shall have twenty
(20) days from the mailing of such notice to notify the Company of the number of Registrable Securities such Holder desires be included in the Registration Statement, but the Company shall have no obligation to include the Registrable Securities of any such Holder in the Registration Statement if the Company does not receive the required notice within such 20-day period.

          7.2.2 HOLDER DEMAND REGISTRATION. Promptly, but in any event within
                --------------------------
sixty (60) days, after receipt of any demand pursuant to Section 7.2.1, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC"), a Registration Statement on any applicable form, with respect to all the Warrant Shares specified in all notices received in a timely manner received pursuant to Section 7.2.1, and use its best efforts to cause such Registration Statement to become effective.

          7.2.3 WITHDRAWAL OF DEMAND. The Holders of a majority of the
                --------------------
Registrable Securities with respect to which a registration request is made under this Section 7.2 may withdraw such request at any time prior to the effectiveness of the Registration Statement, and such Holders shall not be deemed to have made a demand for the purposes of this Section 7.2 if within sixty (60) days of withdrawing their request such Holders reimburse the Company for all of the expenses for which the Company is responsible pursuant to Section 7.9.

          7.2.4 REQUIRED MINIMUM. The Company may decline to prepare or file any
                ----------------
Registration Statement under this Section 7.2 unless the Registrable Securities to be sold thereunder constitute at least fifty percent (50%) of the then outstanding Registrable Securities held by all the Holders.

      7.3 INCIDENTAL REGISTRATION. If, at any time after the Onset Date and
          -----------------------
during the Registration Period, the Company proposes to file a Registration Statement for a public offering by the Company, the Company shall take the following steps with respect to such Registration Statements:

          7.3.1 Mail a written notice to each Holder at the address shown on the books and records of the Company at least twenty-five (25) days prior to the filing date of any such Registration Statement; and

          7.3.2 Include in such Registration Statement any and all Registrable Securities specified in a notice by the Holder which is received by the Company not more than fifteen (15) days following the mailing of the notice specified in
Section 7.3.1. In connection with any such registration, the Selling Holder must: (i) sell such Registrable Securities in the manner and on the terms adopted by or through the underwriter(s) acting on behalf of the Company in connection with such registration, if such underwriter(s) so requests; and (ii) accept a reduction (including a total elimination) in the number of shares to be included in such registration on a pro rata basis (based on the number of securities held by each) with any other selling securityholders holding contractual registration rights (except any selling shareholders who initiated such Registration Statement on the basis of a contractual demand right) if the underwriter(s) reasonably deem that without such

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reduction (or elimination) the Company might be substantially hindered in the terms or number of securities which it could sell in such registration.

      7.4. REGISTRATION PROCEDURES. Whenever the Company shall register any
           -----------------------
securities pursuant to this Agreement, the parties agree as follows:

           7.4.1 SELLING HOLDER INFORMATION. The Selling Holders shall provide
                 --------------------------
the Company with such information about such Holder and its intended manner of distributing the Registrable Securities, and shall otherwise cooperate with the Company and any underwriter(s) selected by the Selling Holders as may be needed or helpful in the reasonable opinion of the Company to complete any obligation of the Company hereunder. Failure to comply with this requirement shall excuse the Company from any further obligation to a Selling Holder to include its shares in that Registration Statement;

           7.4.2 CONSULTATION. The Company shall supply copies of any
                 ------------
Registration Statement, any amendment thereto and any communications with the SEC related thereto to each Selling Holder and to the Sellers' Underwriter prior to filing such document with the SEC, and shall reasonably consult with such persons and their counsel with respect to the form and content of such filing. The Company will immediately amend such Registration Statement to include such reasonable changes as the Selling Holders and the Sellers' Underwriter reasonably agree should be included therein. Any Selling Holder requesting a change refused by the Company may withdraw his or her shares from the Registration Statement;

           7.4.3 PROVISION OF PROSPECTUSES. The Company shall furnish to each
                 -------------------------
Selling Holder and any Sellers' Underwriter such number of copies of a summary prospectus or other prospectus (including any amendments and supplements thereto and a preliminary prospectus in conformity with the requirements of the Securities Act) and such other documents as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of such securities;

           7.4.4 BLUE SKY COMPLIANCE. The Company shall use its best efforts to
                 -------------------
register or qualify the securities covered by such Registration Statement under the securities or "blue sky" laws of such jurisdictions as any Selling Holder shall reasonably request (provided, however, that the Company shall not be
                          --------  -------
required (i) to consent to, or take any action which would subject it to, general service of process for all purposes or (ii) to qualify to do business in any jurisdiction where it is not then subject or qualified) and do any and all other acts or things which may be reasonably necessary or advisable to enable the Selling Holders to consummate the public sale or other disposition of such securities in such jurisdictions;

           7.4.5 AMENDMENTS. The Company shall use its best efforts to prepare
                 ----------
and file promptly with the SEC such amendments and supplements to the Registration Statement filed with the SEC in connection with such registration, and the prospectus used in connection therewith, as may be necessary to keep such Registration Statement continuously effective and in compliance with the Securities Act for a period of nine (9) months, or until all Registrable Securities registered in that Registration Statement are sold, whichever is earlier;

        7.4.6 PROSPECTUS DELIVERY.  At any time when a sale or other public
              -------------------
disposition pursuant to a Registration Statement is subject to a prospectus delivery requirement, the Company shall immediately notify each Selling Holder and the Seller's Underwriter, if any, of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall thereafter diligently proceed to amend the prospectus as necessary to correct such untrue statement or omission of a material fact and provide updates thereto. Upon receipt of such a notice, each Selling Holder shall immediately discontinue sales or other dispositions of Registrable Securities pursuant to the Registration Statement. The Selling Holders may resume sales only upon receipt of amended prospectuses or after such Holders have been advised by the Company that the use of the previous prospectus may be legally resumed;

        7.4.7 OPINIONS.  At the request of any Selling Holder, the Company
              --------
shall use its best efforts to furnish on the date that the Registrable Securities are delivered to the Seller's Underwriter for sale in connection with a registration pursuant to this Agreement (i) an opinion of the counsel representing the Company for the purposes of such registration, and (ii) a letter from the independent certified public accountants of the Company, each dated such date and in form and substance as is customarily given by counsel and independent certified public accountants to underwriters in an underwritten public offering, addressed to the Seller's Underwriter and to the requesting Selling Holders;

        7.4.8 STOP-ORDERS.  The Company agrees to immediately notify each
              -----------
Selling Holder (i) of the issuance by the SEC of any stop order or order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, or (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction, or the initiation of any proceedings for such purpose. The Company, with the reasonable cooperation of the Selling Holders, shall make every reasonable effort to contest any such proceedings and to obtain the withdrawal of any such order at the earliest possible moment;

        7.4.9 REVIEW OF RECORDS.  The Company shall make available such
              -----------------
financial and other records, pertinent corporate documents and properties of the Company for inspection by any Selling Holder, Seller's Underwriter, and their counsel and accountants as may be appropriate for purposes of this Warrant so long as such person agrees to keep confidential any such records, information or documents;

        7.4.10 EARNINGS STATEMENTS.  The Company shall, upon request, make
               -------------------
earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder generally available to its security holders as soon as reasonably practicable, but in no event later than 45 days, after the end of any 12-month period commencing at the end of any fiscal quarter in which Registrable Securities are sold; and

        7.4.11 LISTING OF SHARES.  Promptly, but in any event within 30 days,
               -----------------
after receipt of any demand pursuant to Section 7.2.1 or of a notice by the Holder pursuant to Section 7.3.2, the Company shall prepare and file with the principal securities exchange on which the Class A Common Stock is then traded an additional listing application or similar document with respect to all the Registrable Securities specified in all notices received in a timely manner pursuant to Section 7.2.1 or Section 7.3.2, and use its best efforts to cause such Registrable Securities to be approved for listing on such exchange upon official notice of issuance.

        7.4.12 COMPLIANCE WITH LAWS.  In all actions taken under this
               --------------------
Agreement, the Company and each Selling Holder agree to use their best efforts to comply with all provisions of the Securities Act, the Exchange Act and any other law applicable to them.

   7.5  REGISTRATION NOT REQUIRED.  The Company shall have no obligation to
        -------------------------
any Holder under this Stock Purchase Warrant with respect to whom the Company has obtained an opinion of counsel, in form reasonably satisfactory to such Holder, to the effect that the Registrable Securities involved may be immediately sold to the public without registration thereof, whether pursuant to Rule 144 under the Securities Act or otherwise.

   7.6  DELAY OF REGISTRATION.  No Holder shall have any right to take any
        ---------------------
action to restrain, enjoin or otherwise delay the filing or effectiveness of any Registration Statement on the basis of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

   7.7  INDEMNIFICATION AND CONTRIBUTION.
        --------------------------------

        7.7.1 THE COMPANY INDEMNITY.  The Company agrees that it will indemnify
              ---------------------
each Selling Holder and Sellers' Underwriter (and any of its officers, directors and persons who control such Holder or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all claims, losses, damages, liabilities and reasonable expenses (including those relating to settlements approved by the Company, which consent shall not be unreasonably withheld) resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based upon (i) information furnished in writing to the Company by such Holder, an underwriter, or another Selling Holder, expressly for use therein, or (ii) the circumstances set forth in Section 7.7.2(y) below.

        7.7.2 THE HOLDER'S INDEMNITY.  Each Selling Holder will indemnify the
              ----------------------
Company, any underwriter, and any other person selling under the applicable Registration Statement (and any of the officers and directors and persons who control any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all claims, losses, damages, liabilities and reasonable expenses (including those relating to settlements approved by the Selling Holder, which consent shall not be unreasonably withheld) resulting from (x) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or from any omission or alleged omission to state a material fact required to be stated or necessary to make the information therein not misleading, but only to the extent based upon or arising from any information furnished in writing to the Company by that Selling Holder expressly for inclusion in that Registration Statement, or (y) any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact from, a prospectus if
(i) a later prospectus which corrected the untrue statement or alleged untrue statement, or omission or alleged omission was provided to the Selling Holder,
(ii) the Selling Holder had received written notice from the Company of the later prospectus prior to confirmation of the sale to the aggrieved purchaser, and (iii) there would have been no such liability but for the failure of the Selling Holder to deliver such later prospectus to such purchaser.

        7.7.3 CONTRIBUTION.  If the indemnification provided for in this
              ------------
Section 7.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or reasonable expenses referred to therein as a result of a judicial determination that such indemnification may not be enforced in such case notwithstanding this Stock Purchase Warrant, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expense, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty or such fraudulent misrepresentation.

   7.8  UNDERWRITING AGREEMENT.  As a condition of inclusion of any securities
        ----------------------
in a Registration Statement, at the request of the Company, each Selling Holder shall enter into an underwriting agreement with the Company and the underwriter(s) with respect to the registration of any of their respective registrable Securities hereunder in such form as may be reasonably agreed upon by the Company and such underwriter(s), so long as such form is materially consistent with those then currently in use by major underwriters and with the provisions of this Stock Purchase Warrant.

   7.9  EXPENSES OF REGISTRATION.  The Company shall bear all expenses (other
        ------------------------
than the Selling Holders' pro rata share of any brokerage or underwriting fees, expenses or commissions) incurred in connection with any Registration Statement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses and fees and disbursements of the independent certified public accountants and counsel to the Company. Each Selling Holder shall bear its pro rata share of any brokerage or underwriting fees, expenses or commissions and the cost of any lawyers, accountants, experts and other consultants retained by it.

   7.10 EXCEPTION AS TO TIMING.  Notwithstanding any other section of this
        ----------------------
Stock Purchase Warrant, the Company may, at any time, postpone or suspend for a reasonable period of time (not to exceed 180 days) the filing or effectiveness of any Registration Statement demanded under Section 7.2, if, at the time it receives the demand for, or during the effectiveness of, such registration, (a) the Company is conducting or is about to conduct a primary offering of other securities of the Company and is advised by its investment banker in writing that such offering would be materially adversely affected by such demand registration or (b) the board of directors of the Company shall in good faith determine that such demand registration would materially adversely affect any financing, merger, sale of assets, acquisition, recapitalization or other material transaction involving the Company, which, in each case, is either pending or under active and continuing negotiation. If any demand registration is so postponed, then, as between the Company and the Selling Holders, it shall be deemed withdrawn, unless a majority in interest of the Holders elect in writing not to withdraw such registration demand. A registration demand that is deemed to have been withdrawn by operation of the preceding sentence shall not count as a demand registration for the purposes of Section 7.2.1. If the Company suspends the effectiveness of a Registration Statement, Selling Holders shall immediately discontinue sales or other dispositions of Registrable Securities pursuant to the Registration Statement during the period of such postponement, and the length of time the Company is required to keep such Registration Statement effective under Section 7.2.1 shall be increased by the length of the postponement. The Company may suspend the effectiveness of a Registration Statement by giving written notice of the suspension to the Selling Holders and shall not be required to make any filings with the Securities and Exchange Commission relating to such suspension other than those required by law.

   7.11 REPORTS UNDER THE SECURITIES AND EXCHANGE ACT.  With a view to make the
        ---------------------------------------------
benefits of Rule 144 under the Exchange Act available to the Holders, the

Company agrees, until the earlier of sale of all of the Warrant Shares or the eighth anniversary of the Issue Date, to use its best efforts to timely file with the SEC all reports and other documents required under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

8. MISCELLANEOUS.
   -------------

   8.1  COMPLETE AGREEMENT; MODIFICATIONS.  This Warrant and any documents
        ---------------------------------
referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Warrant may not be amended, altered or modified except by a writing signed by the parties hereto.

   8.2  ADDITIONAL DOCUMENTS.  Each party hereto agrees to execute any and all
        --------------------
further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Warrant.

   8.3  NOTICES.  Except as otherwise provided herein, all notices under this
        -------
Warrant shall be in writing and shall be delivered by personal service or telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, to the Company's principal business address, and the Holder's last address as set forth in the Warrant transfer records of the Company. Any notice sent by certified mail shall be deemed to have been given three (3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

   8.4  NO THIRD-PARTY BENEFITS; SUCCESSORS AND ASSIGNS.  None of the provisions
        -----------------------------------------------
of this Warrant shall be for the benefit of, or enforceable by, any third-party beneficiary. Except as provided herein to the contrary, this Warrant shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

   8.5  GOVERNING LAW.  This Agreement will be governed by Colorado substantive
        -------------
law, regardless of the choice of law provisions of any jurisdiction.

   8.6  WAIVERS STRICTLY CONSTRUED.  With regard to any power, remedy or right
        --------------------------
provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

   8.7  SEVERABILITY.  The validity, legality or enforceability of the remainder
        ------------
of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer.



                                       JONES INTERNATIONAL NETWORKS, LTD.



Dated:  _________ ___, 19__            By:_______________________________

                                          ______________________
                                          ______________________

ATTEST:


_________________________
________________
________________

                               SUBSCRIPTION FORM


                       (To be executed if Holder desires
                      to exercise the Warrant Certificate)


        The undersigned hereby irrevocably exercises the Warrant with regard to ____________ shares of Class A Common Stock and herewith [makes payment of $___________ ] [requests that the Company exchange the Warrant as provided in
Section 1.2.2 of the Warrant]. The undersigned requests that certificate(s) for such shares and the Warrant for the unexercised portion of this Warrant be issued to the Holder in the name set forth below.



                Name __________________________________________
                               (Please Print or Type)

                Address _______________________________________


                City, State and Zip Code ______________________

                Taxpayer Identification
                 or Social Security Number ____________________



Dated:_________________                    __________________________________
                                           Signature of Registered Holder

                            WARRANT ASSIGNMENT FORM


                     (To be executed by the Holder if such
             Holder desires to transfer the Warrant Certificate.)


        FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers to:



              Name _________________________________________
                                 (Please Print)

              Address ______________________________________


              City, State and Zip Code _____________________

              Taxpayer Identification
               or Social Security Number ___________________


the right to purchase up to ____________________ Warrant Shares represented by this Warrant Certificate and does hereby irrevocably constitute and appoint _________________________________________________ to transfer said Warrant on behalf of the Company, with full power of substitution in the premises.



Dated:________________                    ____________________________________
                                          Signature of Registered Holder



                                    NOTICE

        The signature to the foregoing Warrant Assignment Form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.